SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah	27-3270121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

59 West 100 South, Second Floor, Salt Lake City, Utah 84101
 (Address of principal executive offices)

The 2015 Benefit Plan of Green Endeavors, Inc.
(Full title of the plan)

Richard D. Surber, 59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Name, address, including zip code, of agent for service)

Telephone number for Issuer:  (801) 575-8073

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company	X

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amounts to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	80,000,000	$0.004	$320,000	$37.19

(1)
Bona fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant’s common stock as of January 21, 2015, a date within five business days prior to the date of filing of this registration statement.
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be filed with this Registration Statement.*

Item 2.  Registration Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.*
                        .
*The documents containing the information specified in this Part I will be sent or given to participants in The 2015 Benefit Plan of Green Inc., as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 of the Securities Act and the requirements of Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by Green Endeavors, Inc., a Utah corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:

1.           The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on April 15, 2014, which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed: and.

2.           The description of the Registrant’s common stock contained in the Registration Statement on Form 10 filed on August 23, 2010 under Section 12(g) of the Securities Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6.  Indemnification of Directors and Officers

Utah's Revised Business Corporation Act permits, and in some cases requires, the Company to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against expenses (including attorneys' fees) in specified circumstances. The Company's Bylaws basically provide that the Company shall indemnify directors and officers to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or officers of the Company pursuant to the foregoing provisions and contracts, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.   Exemption from Registration Claimed

No restricted securities are being re-offered or resold pursuant to this registration statement.

ITEM 8-Exhibits

Incorporated by Reference
Exhibit	Description	Form	File Number	Exhibit #	Filing Date
4.1	Amended and Restated Certificate of Incorporation	10-12G/A	000-54018	3(i)	08/23/10
4.2	Bylaws	10-12G/A	000-54018	3(ii)	08/23/10
4.3	Plan of Merger	8-K	000-54018	3(iii)	08/26/10
4.4	Plan of Merger and Share Exchange	8-K	000-54018	3(iv)	08/31/10
4.5	Utah Article of Incorporation	8-K	000-54018	3(v)	08/31/10
5.1	Opinion of Michael Golightly	Filed herewith
23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith
99.1	The 2014 Benefit Plan of Green Endeavors, Inc.	Filed herewith

Item 9.  Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)           To treat, for the purpose of determining any liability under the Securities Act, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah on January 21, 2015.

Green Endeavors, Inc.

By: /s/ Richard D. Surber
Richard D. Surber, as President & CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard D. Surber	Director & CEO	January 21, 2015
Richard D. Surber

/s/ Logan C. Fast	Director	January 21, 2015
Logan C. Fast

/s/ Scott C. Coffman	Director & CFO	January 21, 2015
Scott C. Coffman

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBITS

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Green Endeavors, Inc.
(A Utah corporation)

INDEX TO EXHIBITS

Exhibits	SEC Ref. No.	Description of Exhibit	Page
A	99.1	The 2015 Benefit Plan of the Company
B	5.1	Opinion and consent of Counsel with respect to the legality of the issuance of securities being issued
C	23.1	Consent of Independent Registered Accounting Firm